Exhibit 10.1

Form of Exchange Agreement

September 14, 2017

Immunomedics, Inc.

300 The American Road

Morris Plains, NJ 07950

Attn: Michael R. Garone

Re:                             Exchange of 4.75% Convertible Senior Notes due 2020 for Common Stock

Ladies and Gentlemen:

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit B.1 hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes, an “Exchanging Investor”), hereby agrees to exchange, with Immunomedics, Inc. (the “Company”), certain 4.75% Convertible Senior Notes due 2020, CUSIP 452907 AK4 (the “Notes”) for shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”).  The Investor understands that the exchange (the “Exchange”) is being made without registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction and that the Shares are being offered only to institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, pursuant to a private placement exemption from registration under Section 4(a)(2) of the Securities Act.

This Exchange Agreement and the Terms and Conditions for Exchange of Securities, dated September 14, 2017, attached hereto as Exhibit A (the “Terms and Conditions” and, together with this Exchange Agreement, the “Agreement”) is made as of the date hereof between the Company and the Investor.

Subject to the terms and conditions of this Agreement, the Investor hereby agrees to exchange, and cause the other Exchanging Investors to exchange, $[•] aggregate principal amount of the Notes (the “Exchanged Notes”) for a number of Shares as set forth in the Terms and Conditions, and the Company agrees to issue such Shares to the Exchanging Investors in exchange for such Exchanged Notes.

At or prior to the times set forth in Exhibit B.2 hereto (the “Exchange Procedures”), the Investor shall cause the Exchanged Notes to be delivered by book entry transfer through the facilities of The Depository Trust Company (“DTC”) to Wells Fargo Bank, National Association, in its capacity as trustee of the Notes (in such capacity, the “Trustee”), for the account/benefit of the Company for cancellation as instructed in the Exchange Procedures and on the Trading Day (as defined in the Terms and Conditions) prior to the First Closing (as defined in the Terms and Conditions); and on each Closing Date (as defined in the Terms and Conditions), subject to satisfaction of the conditions precedent specified in Section 5 of the Terms and Conditions and the prior receipt by the Trustee from the Investor of the Exchanged Notes, the Company shall deliver to the DTC account specified by the Investor for each relevant Exchanging Investor in Exhibit B.1 a number of Shares as set forth in the Terms and Conditions.  All questions as to the form of all documents and the validity and acceptance of the Exchanged Notes and the Shares will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Subject to the terms and conditions of this Agreement, the Investor hereby, for itself and on behalf of its Accounts, (a) waives any and all other rights with respect to such Exchanged Notes and (b) releases and discharges the Company from any and all claims the undersigned and its Accounts may now have, or may have in the future, arising out of, or related to, such Exchanged Notes.

Each of the provisions of the Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Exchange Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations, warranties, and agreements set forth therein shall be deemed to have been made at and as of the date of this Exchange Agreement.  Unless otherwise defined herein, terms defined in the Terms and Conditions are used herein as therein defined.

This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Exchange Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Exchange Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth your understanding as to the matters set forth herein, please indicate your acceptance thereof in the space provided below for that purpose and deliver a copy to the undersigned, whereupon this Agreement shall constitute a binding agreement between the Company and the Investor.

Very truly yours,
Immunomedics, Inc.

By
Name:
Title:

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
[ ],
in its capacity as described in the first paragraph hereof

By
Name:
Title:

EXHIBIT A

Terms and Conditions for Exchange of Securities

Each of Immunomedics, Inc. a Delaware corporation (the “Company”), and the undersigned (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit B.1 to the Exchange Agreement for whom the Investor holds contractual and investment authority (together with the Investor, the “Exchanging Investors”), hereby confirms its agreement pursuant to that certain exchange agreement, dated as of the date hereof (the “Exchange Agreement”), to which these Terms and Conditions for Exchange of Securities (the “Terms and Conditions”) are attached as Exhibit A, as set forth in these Terms and Conditions and in the Exchange Agreement (together, this “Agreement”) relating to the exchange of certain Notes for Shares as set forth in this Agreement.  Capitalized terms used but not defined in the Terms and Conditions have the meanings set forth in the Exchange Agreement.

1.                                      Exchange Consideration; Exchange.  On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange, and to cause the other Exchanging Investors to exchange $[•] aggregate principal amount of the Notes (the “Exchanged Notes”) for:

(x)                                 a number of Shares per $1,000 principal amount of such Exchanged Notes equal to 176.2502 (the “First Closing Fixed Consideration”);

plus

(y)                                 an additional number of Shares per $1,000 principal amount of such Exchanged Notes equal to (a) $382.06 divided by (b) the Daily VWAP (as defined below) for the relevant Reference Day (as defined below); divided by (c) three (the quotient obtained in this clause (y), the “Daily Exchange Consideration” and the aggregate of the Daily Exchange Consideration, together with the First Closing Fixed Consideration, the “Exchange Consideration”); in each case, as adjusted in good faith by the Company for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring on or after the date hereof and prior to the applicable Closing Date; provided that the aggregate amount of Shares for all Exchanged Notes shall be rounded down to the nearest whole share for each Exchanging Investor on each Closing Date.

For the avoidance of doubt, no cash will be paid to any Exchanging Investor in respect of any accrued and unpaid interest on the Exchanged Notes or in respect of fractional shares.

Notwithstanding the foregoing, in no event shall the aggregate amount of Shares issuable as Exchange Consideration under clause (y) above under this Agreement and the corresponding clause of any other exchange agreement entered into on or about the date of this Agreement (the “Other Exchange Agreements”) between the Company and other holders of Notes with respect to the exchange of Notes for Common Stock exceed 19.9% of the Company’s issued and outstanding Common Stock on the date hereof (the “Threshold”).  If such aggregate amount of Shares were to exceed the Threshold, the aggregate number of such Shares to be issued under this Agreement and the Other Exchange Agreements shall be allocated among the Exchanging Investors and the “Exchanging Investors” under the Other Exchange Agreements on a pro rata basis based on the principal amount of Notes exchanged by each such Exchanging Investors under this Agreement and the Other Exchange Agreements.

“Daily VWAP” means, for each Reference Day, the per share volume-weighted average price of the Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IMMU <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Reference Day (or if such volume-weighted average price is unavailable, the Last Reported Sale Price (as defined below) on such day). The “Daily VWAP” will be determined without regard to pre- or after-hours trading or any other trading outside of the regular trading session trading hours.

“Last Reported Sale Price” is defined in the Indenture, dated as of February 11, 2015, between the Company and Wells Fargo Bank, National Association, as Trustee, in respect of the Notes (as the same may be amended and/or restated, the “Indenture”).

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading (the “Primary Exchange”) to open for trading during its regular trading session or (ii) the occurrence or existence on any Scheduled Trading Day (as defined in the Indenture) of any suspension or limitation imposed on trading on the Primary Exchange (by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of the Primary Exchange prior to 1:00 p.m., New York City time.

“Reference Day” means each of the three consecutive Trading Days commencing on September 15, 2017.

“Trading Day” is defined in the Indenture; provided that references to Market Disruption Event for purposes thereof shall be deemed to be references to “Market Disruption Event” as defined herein.

The Exchange shall occur in accordance with the Exchange Procedures; provided that each of the Company and the Investor acknowledges that the delivery of the Exchanged Notes for withdrawal through the Deposits and Withdrawal at Custodian (“DWAC”) program through the DTC or the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of the DTC or The NASDAQ Global Market (“NASDAQ”) (including the procedures and mechanics regarding the listing of the Shares on NASDAQ) and that such a delay will not be a default under this Agreement so long as (i) the Investor and/or the Company, as the case may be, is using its reasonable best efforts to effect such delivery, and (ii) such delay is no longer than three business days; provided, further, that no delivery of Shares will be made until such Exchanged Notes have been properly submitted for withdrawal through the DWAC program in accordance with this Agreement, and no accrued interest will be payable by reason of any delay in making such delivery.

The cancellation of the Exchanged Notes shall be effected through the DWAC program in accordance with the customary procedures of the Trustee.

For the avoidance of doubt, as of the Trading Day prior to the First Closing (as defined below), the aggregate principal amount of Exchanged Notes shall be terminated and cancelled in full and the Exchanging Investors shall have no rights thereunder, except the right to receive the Shares on each Closing Date.

2.                                      The Closing. The closing of the Exchange will take place at three separate closings (each, a “Closing” and the first of which to occur, the “First Closing”), each of which shall take place at the offices of DLA Piper LLP (US) at 12:00 p.m., New York City time, on (i) September 19, 2017, in respect of the First Closing Fixed Consideration and (ii) the second Trading Day following the relevant Reference Day (each, a “Closing Date”), with respect to the Daily Exchange Consideration for such Reference Day, or at such other time and place as the Company and the Investor may mutually agree.

3.                                      Representations and Warranties and Covenants of the Company. As of the date hereof and as of each Closing, the Company represents and warrants to, and covenants with, the Exchanging Investors that:

(a)                                       The Company is duly organized and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b)                                       The Company has full power and authority to enter into this Agreement and perform all obligations required to be performed by the Company hereunder.

(c)                                        This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in equity or at law).

(d)                                       The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority, non-governmental regulatory authorities (including NASDAQ, other than the filing with NASDAQ of a Listing of Additional Shares notification (the “LAS”) which the Company will so file prior to the issuance of Shares included in the Daily Exchange Consideration on each Closing Date), or court, or body or arbitrator having jurisdiction over the Company (except as may be required under the securities or Blue Sky laws of the various states); and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Certificate of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto.

(e)                                        The Shares have been duly reserved for issuance and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, other than any rights that have been complied with or waived.

(f)                                         Assuming the accuracy of the representations and warranties of the Investor set forth in this Agreement, the issuance of the Shares pursuant to this Agreement are exempt from the registration requirements of the Securities Act and the Shares will not be subject to restrictions on transfer under the Securities Act (and will not have any restrictive legends on such certificates or book-entry notations representing such Shares).

(g)                                        (A) As of the date hereof, (x) the Company is not aware of any material non-public information regarding the Company, other than any material non-public information relating to the Exchange and (y) all reports and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, since January 1, 2017 when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, other than, any material facts with respect to information regarding the Exchange, the Information (as defined below) or any information referred to in the wall-crossing email referenced in Section 4(y) below and (B) the Company hereby agrees to publicly disclose on or before 8:30 a.m., New York City time, on the first business day after the date hereof, the exchange of the Exchanged Notes as contemplated by this Agreement in a press release; provided that (i) if the Exchange does not take place and (ii) the Company believes, in good faith, that there is no legal requirement to publicly disclose information about the Exchange, no press release will be required.  The Company hereby acknowledges and agrees that this press release will disclose all confidential information to the extent the Company believes such confidential information constitutes material non-public information, if any, with respect to the Exchange or otherwise communicated by the Company to the Investor or any Exchanging Investor in connection with the Exchange.  For the avoidance of doubt, the Company may be aware of material non-public information regarding the Company at the time of each Closing that has not been communicated to the Investor or any Exchanging Investor.

(h)                                       The Company is responsible for paying all of its fees and expenses, the fees and expenses of its advisors, transfer agent, registrar and other representatives, if any, of the transactions contemplated by this Agreement; provided that Investor (for itself and on behalf of the Exchanging Investors) is responsible for any applicable transfer taxes.

(i)                                           The Company will, upon request, execute and deliver any additional documents deemed by the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(j)                                          The Company will, on the first business day following the final Closing, file a Current Report on Form 8-K publically disclosing the exchange of the Exchanged Notes as contemplated by this Agreement.

(k)                                       The Company and each of its subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial position, stockholders’ equity, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (ii) prevent or materially interfere with consummation of the transactions contemplated by this Agreement, or (iii) result in the delisting of Shares from NASDAQ.

(l)                                           Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), in each case, applicable to the Company, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(m)                                   The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4.                                      Representations and Warranties and Covenants of the Investor. As of the date hereof and as of each Closing, the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company that:

(a)                                       The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)                                       The Investor has all requisite corporate power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit B.1 attached to the Exchange Agreement is a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes.

(c)                                        Each of the Exchanging Investors is the current sole legal and beneficial owner of the Exchanged Notes set forth on Exhibit B.1 attached to the Exchange Agreement.  When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (i) arising by operation of applicable law, (ii) arising by operation of any organizational documents of the Company, the Investor, each Exchanging Investor or the Notes, (iii) that is not terminated on or prior to the First Closing, or (iv) created by or imposed by or on the Company.  None of the Exchanging Investors has, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Notes.

(d)                                       The execution, delivery and performance of this Agreement by the Investor and compliance by the Investor with all provisions hereof and the consummation of the transactions contemplated hereby, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors.

(e)                                        The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B.1 attached to the Exchange Agreement.

(f)                                         The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect necessary for the Investor to consummate the transactions contemplated hereby and obtain any consent, approval or permission required for the transactions contemplated hereby and the laws and regulations of any jurisdiction to which the Investor and each such Exchange Investor is subject, and the Company shall have no responsibility therefor.

(g)                                        The Investor acknowledges that no person has been authorized to give any information or to make any representation or warranty concerning the Company or the Exchange other than the information set forth herein in connection with the Investor’s and the Exchange Investor’s examination of the Company and the terms of the Exchange and the Shares, and the Company does not, and Cowen and Company, LLC (the “Placement Agent”) does not, take any responsibility for, and neither the Company nor the Placement Agent can provide any assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(h)                                       The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of the Exchange and this Agreement and the Exchanging Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Exchanging Investor.  Each Exchanging Investor has considered the suitability of the Shares as an investment in light of such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.

(i)                                           The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company, the Placement Agent or any of their respective affiliates or representatives as investment advice or as a recommendation to purchase the Shares in the Exchange. It is understood that information provided by the Company, the Placement Agent or any of their respective affiliates and representatives shall not be considered investment advice or a recommendation to conduct the Exchange, and that none of the Company, the Placement Agent or any of their respective affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to invest in the Shares.  The Investor confirms that it and each Exchanging Investor is not relying and has not relied, upon any statement, advice (whether accounting, tax, financial legal or other), representation or warranty by the Company or any of its affiliates or representatives, including, without limitation, the Placement Agent, except for the representations and warranties made by the Company in this Exchange Agreement.

(j)                                          The Investor confirms that the Company has not (i) given any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to participate in the Exchange, the Investor is not relying on the advice or recommendations of the Company and the Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor.

(k)                                       The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Shares. The Investor and each Exchanging Investor has had access to the SEC filings of the Company and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange.  The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives concerning the Company, its business, operations, performance, financial condition and prospects and the terms and conditions of the Exchange and has received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(l)                                           The Investor acknowledges and understands that at the time of each Closing, the Company may be in possession of material non-public information not known to the Investor or any Exchanging Investor that may impact the value of the Notes, including the Exchanged Notes, and the Shares (“Information”) that the Company is unable to disclose to the Investor or any Exchanging Investor. The Investor and each Exchanging Investor understands, based on its experience, the disadvantage to which the Investor and each Exchanging Investor is subject due to the disparity of information between the Company, on the one hand, and the Investor and each Exchanging Investor, on the other hand. Notwithstanding this, the Investor and each Exchanging Investor has deemed it appropriate to participate in the Exchange.  The Investor agrees that the Company and its directors, officers, employees, agents, stockholders and affiliates shall have no liability to the Investor or any Exchanging Investor or its beneficiaries whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the Exchange contemplated hereby, and the Investor hereby irrevocably waives any claim that it or any Exchanging Investor might have based on the failure of the Company to disclose the Information.

(m)                                   The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(n)                                       Each Exchanging Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and it and any account (including for purposes of this Section 4(n), the Accounts) for which it is acting (for which it has sole investment discretion) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(o)                                       The Investor and each Exchanging Investor (i) has held its respective Exchanged Notes for at least six (6) months and (ii) is not, and has not been during the consecutive three month period preceding the date hereof and as of each Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 under the Securities Act (an “Affiliate”) of the Company. To the Investor’s best knowledge, no Exchanging Investor acquired any of the Notes, directly or indirectly, from an Affiliate of the Company. Each Exchanging Investor and its Affiliates collectively beneficially own and will beneficially own as of each Closing Date (i) less than 10% of the outstanding Shares and (ii) less than 10% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”). No Exchanging Investor is a subsidiary, affiliate or, to the Investor’s knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 10% or more of the outstanding Shares or Voting Power (each such director, officer or beneficial owner, a “Related Party”). To the Investor’s knowledge, no Related Party beneficially owns 10% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of any Exchanging Investor.

(p)                                       Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.

(q)                                       Each Exchanging Investor is acquiring the Shares solely for its own beneficial account (or for any account (including for purposes of this Section 4(q), the Accounts) for which it has sole investment discretion), for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understands that the Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act by reason of specific exemption(s) under the provisions thereof which depend in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s).

(r)                                          The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company.  The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(s)                                         The Investor acknowledges that it and each Exchanging Investor had a sufficient amount of time to consider whether to participate in the Exchange and that neither the Company nor the Placement Agent has placed any pressure on the Investor or any Exchanging Investor to respond to the opportunity to participate in the Exchange.  The Investor acknowledges that neither it nor any Exchanging Investor become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act.

(t)                                          The operations of the Investor and each Exchanging Investor have been conducted in material compliance with the applicable rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”), the applicable rules and regulations of the Foreign Corrupt Practices Act (“FCPA”) and the applicable Anti-Money Laundering (“AML”) rules in the Bank Secrecy Act. The Investor has performed due diligence necessary to reasonably determine that the Exchanging Investors are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), are not otherwise the subject of Sanctions and have not been found to be in violation or under suspicion of violating OFAC, FCPA or AML rules and regulations.

(u)                                       The Investor acknowledges it and each Exchanging Investor understands that the Company intends to pay the Placement Agent a fee in respect of the Exchange.

(v)                                       The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.

(w)                                     The Investor understands that, unless the Investor notifies the Company in writing to the contrary before each Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the applicable Closing.

(x)                                       No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to the Exchange Agreement for each of the Exchanging Investors.

(y)                                       The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or the Placement Agent with respect to the transactions contemplated this Agreement until after the confidential information (as described in the confirmatory wall-crossing email received by the Investor from the Placement Agent) is made public.

(z)                                        The Investor acknowledges that the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and may make appropriate notations to the same effect in its books and records to ensure compliance with the provisions of this Section 4.

(aa)                                The Investor understands that the Company, the Placement Agent and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it by its participation in the transactions contemplated by this Agreement and acquisition of the Shares are no longer accurate, the Investor shall promptly notify the Company and the Placement Agent. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before each Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the applicable Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 4(aa), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

(bb)                                The Investor acknowledges and agrees that the Placement Agent has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that the Placement Agent and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Notes or the Shares or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor shall any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

5.                                      Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver (or cause to be delivered) the Exchanged Notes and of the Company to deliver the Shares to each Exchanging Investor in accordance with this Agreement are subject to the satisfaction at or prior to the applicable Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 3 hereof and of the Investor contained in Section 4 hereof shall be true and correct as of the applicable Closing in all respects with the same effect as though such representations and warranties had been made as of the applicable Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.

The obligations of the Investor to deliver (or cause to be delivered) the Exchanged Notes is subject to the following conditions: the Shares (i) shall have been approved for listing on the NASDAQ and (ii) shall not have been suspended, as of each Closing Date, by the SEC or the NASDAQ from trading on the NASDAQ.

The obligations of the Company to deliver the Shares is subject to the Investor properly submitting (or causing to be submitted) the Exchanged Notes for withdrawal through the DWAC program in accordance with the Exchange Procedures.

6.                                      Waiver, Amendment. Neither these Terms and Conditions, the Exchange Agreement nor any provisions hereof or thereof shall be modified, changed, discharged or terminated, except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

7.                                      Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other party.

8.                                      Taxation.  The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, which is provided herein on Exhibit C attached to the Exchange Agreement, or (ii) another basis for exemption from backup withholding must be established.  The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended.  The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 28% U.S. federal backup withholding tax on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

9.                                      Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

10.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.

11.                               Submission to Jurisdiction.  Each of the Company and the Investor (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding.  Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

12.          Venue.  Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 11. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.                               Service of Process.  Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.

14.                               Agent for Service of Process. The Investor hereby irrevocably appoints and designates the Agent for Service of Process as designated in Exhibit B.1 attached to the Exchange Agreement (the “Agent for Service of Process”) as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Investor agrees that service of process upon such party shall constitute personal service of such process on such person.  The Investor shall maintain the designation and appointment of the Agent for Service of Process at such address until all obligations under this Agreement shall have been completed in total. If the Agent for Service of Process shall cease to so act, the Investor shall reasonably promptly deliver to the Company and the Placement Agent evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

15.                               Section and Other Headings. The section and other headings contained in these Terms and Conditions are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

16.                               Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by registered or certified mail, return receipt requested, postage prepaid or sent by facsimile or other form of electronic transmission and will be deemed given on the date so delivered (or, if such day is not a business day, on the first subsequent business day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to the Exchange Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	Immunomedics, Inc.
300 The American Road
Morris Plains, NJ 07950
Attn: Michael Garone
Email: mgarone@immuomedics.com

with a copy to (which shall not constitute notice):	DLA Piper LLP (US)

51 John F. Kennedy Parkway
Short Hills, NJ 07078
Attn: Andrew P. Gilbert, Esq. Scott A. Cowan, Esq.
Facsimile: (973) 520-2574
Email: andrew.gilbert@dlapiper.com

17.                               Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company and the Investor and their respective heirs, legal representatives, successors and permitted assigns.

18.                               Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to each Closing pursuant to this Agreement that would cause any representation, warranty or covenant of the Investor contained in this Agreement to be false or incorrect.

19.                               Reliance by Placement Agent and Financial Advisor.  The Placement Agent, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent.  The Placement Agent shall be a third-party beneficiary of this Agreement to the extent provided in this Section 19.

20.                               Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.                               Survival.  The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.

22.                               Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the First Closing has not occurred on or before 5:00 p.m., New York City time, on the tenth (10th) business day following the date hereof, unless otherwise mutually agreed to by the parties to this Agreement without liability of either the Company or the Investor or the other Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if the Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or the other Exchanging Investors, as the case may be to have performed its obligations hereunder.  In the event that a condition precedent to the Company’s or the Investor’s obligations is not satisfied, nothing contained herein shall be deemed to require the Company or the Investor, as the case may be, to terminate the Agreement, rather than to waive such condition precedent and proceed with the transactions contemplated hereby.  Except as provided above, if the is terminated and the transactions contemplated hereby are not concluded as described above, the Agreement will become void and of no further force and effect.

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EXHIBIT B.1

Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes	DTC Participant Name	DTC Participant Number

Agent for Service of Process:

Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

Account for Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Account for Shares (if different from Notes)

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchanging Investor Address:

Telephone:

Country of Residence:

Taxpayer Identification Number:

EXHIBIT B.2

Exchange Procedures

NOTICE TO INVESTOR

Attached are Investor Exchange Procedures for the settlement of the exchange of 4.75% Convertible Senior Notes due 2020, CUSIP 452907 AK4 (the “Notes”) of Immunomedics, Inc. (the “Company”) for shares of the Company’s common stock, par value $0.01 per share (the “Shares”) pursuant to the Exchange Agreement, dated as of September 14, 2017, between you and the Company which is expected to occur over the three trading day period beginning on September 19, 2017.  To ensure timely settlement, please follow the instructions for exchanging your Notes for Shares as set forth on the following page.

These instructions supersede any prior instructions you received.  Your failure to comply with the attached instructions may delay your receipt of Shares for your Notes.

If you have any questions, please contact Iain Franks of Cowen and Company, LLC at iain.franks@cowen.com or (415) 646-7266.

Thank you.

Delivery of Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Notes to post on September 18, 2017, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for the aggregate principal amount of Notes (CUSIP/ISIN # 452907AK4/US452907AK41) set forth in Exhibit B.1 of the Exchange Agreement to be exchanged for Shares.  It is important that this instruction be submitted and the one-sided DWAC withdrawal (not a deliver vs. payment or free delivery) is posted on September 18, 2017.

To receive Shares

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the Shares to be issued upon exchange to post on each of the three trading days beginning on September 19, 2017, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC for a number of Shares equal to (i) at the First Closing, the sum of (x) the First Closing Fixed Consideration and (y) the Daily Exchange Consideration per $1,000 principal amount of the Exchanged Notes and (ii) on all subsequent Closing Dates, the Daily Exchange Consideration per $1,000 principal amount of the Exchanged Notes (CUSIP/ISIN # 452907AK4/US452907AK41), as set forth in Exhibit B.1 of the Exchange Agreement.  It is important that this instruction be submitted and the DWAC posted on each of the three trading days beginning on September 19, 2017.

Closings

On each of the three trading days beginning on September 19, 2017, after the Company receives your Notes on the trading day prior to such three trading day period and your delivery instructions on each such trading day as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will deliver your Shares in respect of your Notes exchanged in accordance with the delivery instructions above.

EXHIBIT C

Under U.S. federal income tax law, a holder who exchanges Notes for Shares generally must provide such holder’s correct TIN on IRS Form W-9 below or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a holder’s employer identification number. If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS under Section 6723 of the Internal Revenue Code of 1986, as amended. In addition, certain payments made to holders may be subject to U.S. backup withholding (currently set at 28% of the payment). If a holder is required to provide a TIN but does not have a TIN, the holder should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. A Non-U.S. holder must establish its status as an exempt recipient from backup withholding and can do so by submitting a properly completed IRS Form W-8 (available from the Company), signed, under penalties of perjury, attesting to such holder’s exempt foreign status.  U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.  Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.